Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Gregg Appliances, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus. Our report on the consolidated financial statements includes an explanatory paragraph referring to Gregg Appliances, Inc.’s adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, effective April 1, 2006.

/s/ KPMG LLP

Indianapolis, Indiana

May 25, 2007